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                                                                    Exhibit 99.3





        RESIDENTIAL PROPERTY MANAGEMENT AND EXCLUSIVE LEASING AGREEMENT


                                 BY AND BETWEEN

                   SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC

                                       AND

                            CAMDEN DEVELOPMENT, INC.
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                       RESIDENTIAL PROPERTY MANAGEMENT AND
                           EXCLUSIVE LEASING AGREEMENT


         THIS RESIDENTIAL PROPERTY MANAGEMENT AND EXCLUSIVE LEASING AGREEMENT (this "Agreement") is made as of June 29, 1998 by and between SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC (herein referred to as "Owner") and CAMDEN DEVELOPMENT, INC. (herein referred to as "Property Manager").

                                 R-E-C-I-T-A-L-S

         WHEREAS, Owner is the owner of the multifamily properties located in the State of Nevada, the name, address and location of each being more particularly set forth on Exhibit "A" attached hereto and incorporated herein by reference (such multifamily properties being herein referred to collectively as the "Properties" and individually and generically as a "Property");

         WHEREAS, Property Manager is engaged in the business of managing, operating, leasing and maintaining commercial real estate properties such as the Properties;

         WHEREAS, Owner desires that Property Manager undertake and perform all management and maintenance operations of the Property, including all appropriate marketing, leasing, maintenance and servicing duties, and that Property Manager act as an independent contractor in the performance of such duties on and subject to the terms and conditions set forth in this Agreement.

         WHEREAS, Property Manager and Owner have concurrently herewith entered into a separate but similar Residential Property Management Agreement (the "Other Agreement") pertaining to Property Manager's management of the same Properties as are covered by this Agreement and the parties wish to enter into this Agreement to provide for the payment by Owner to Property Manager of an additional 3.50% management fee.

                               W-I-T-N-E-S-S-E-T-H

         NOW, THEREFORE, in consideration of the premises and of the mutual and dependent covenants and agreements herein contained, and other good and valuable considerations, the receipt and sufficiency of which being acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings set forth opposite such terms, respectively:

         "Capital Budget" means, with respect to each Property, the annual capital budget for the expenditures for major repairs, renovations and/or capital improvements in, on or about such Property, detailing the timing of such matters and the estimated cost.

         "Legal Requirements" means all statutes, laws, orders, codes, regulations and requirements affecting the management, leasing, use, construction, repair or reconstruction of a Property by any federal, state or local governmental authority having jurisdiction as well as the orders of the fire marshall, board of fire underwriters and similar bodies.
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         "Monthly Gross Collections" means, with respect to any Property, the amount of all cash receipts from such Property for each month during the term of this Agreement and shall include (a) rentals collected pursuant to all residential, carport, garage, storage and other leases for such month (or partial month) in effect during the term of this Agreement, (b) security, pet and other deposits forfeited during the term of this Agreement, (c) proceeds from rental interruption insurance, (d) late charges or fees, (e) application and processing fees and forfeited application deposits, (f) proceeds from the rental of washers and dryers, (g) proceeds from vending machines or other concessions or the rental paid to Owner by the supplier of such vending machines or other concessions, (h) gross revenues collected for utilities provided and billed to tenants of the Properties (hereinafter "Residents") which may include, without limitation, water, telephone (inclusive of local, long distance and internet services), electricity, gas and cable TV, (i) any fees charged to any Resident in connection with any redecoration of any unit in a Property or other Resident improvements, and (j) other income which is directly related to management of the Properties, provided, however, it shall not include (I) Owner's capital contributions or working capital advances, nor any interest thereon, (II) the proceeds of any financing or voluntary conversion, sale, exchange, pledging or other disposition or encumbrance of all or any part of the Property, (III) casualty insurance proceeds (other than from loss of rents),
(IV) condemnation awards, (V) rental deposits or security and pet deposits received from Residents or other deposits received from Residents or applicants (other than forfeited deposits) (VI) abatement or reduction of taxes, (VII) discounts and dividends on insurance policies, or (VIII) trade discounts and/or rebates received in connection with the operation and maintenance of the Properties and/or purchase of personal property.

         "Operating Plan" means, with respect to each Property, the overall annual plan for the management and leasing of such Property approved by Owner and consisting of (i) the annual operating budget for such Property which sets forth the detail and summary of anticipated receipts and costs to be incurred for the management, administration and maintenance for the upcoming fiscal year for such Property; (ii) the annual capital budget for expenditures for major repairs, renovations and/or capital improvements in, on or about such Property, detailing the timing of such matters and their estimated cost; (iii) the leasing plan and guidelines, (iv) the Standard Lease Form, and (v) the Rules and Regulations.

         "Property" or "Properties" shall have the meaning set forth in the recitals above and any other improvements, amenities and appurtenances associated therewith.

         "Property Account" shall mean the bank account established by the Property Manager for the Properties in accordance with the provisions of Section
3.9 hereof.

         "Rules and Regulations"shall mean the rules and regulations intended to govern the day-to-day activities of the Residents of the Properties in accordance with the policies and procedures manual of the Property Manager.

         "Standard Lease Forms" means the forms approved for use for each Property by Owner from time to time. Until a different form of lease is approved by Owner, the Standard Lease Forms to be used by Property Manager for each Property shall be the form of that included in the Operating Plan.

                                    ARTICLE 2
                      APPOINTMENT OF PROPERTY MANAGER/TERM

         SECTION 2.1 Appointment of Property Manager. Subject to the terms and conditions as hereinafter provided, Owner hereby appoints Property Manager as the sole and exclusive management and leasing agent for the Properties for the term of this Agreement. Property Manager hereby accepts such appointments and shall use diligent good faith efforts for the management and leasing of the Properties in accordance with the terms of this Agreement and in accordance with the Operating Plan.

         SECTION 2.2 Term. This initial term of this Agreement shall commence upon the date hereof and shall continue until December 31st of the calendar year in which this Agreement is executed. This
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Agreement shall automatically renew annually thereafter unless (a) either party provides written notice to the other party of such party's intent to terminate this Agreement at least ninety (90) days prior to the expiration of the initial term or any renewal term, or (b) this Agreement has been terminated in accordance with other terms or conditions herein contained.

                                    ARTICLE 3
                           DUTIES OF PROPERTY MANAGER

         SECTION 3.1 Property Manager's General Duties. In managing and leasing the Properties, Property Manager covenants to exercise prudence and diligence in protecting the property rights and investment of Owner. Property Manager's duties shall include, but shall not necessarily be limited to, the specific duties listed below in this ARTICLE 3.

         SECTION 3.2 Preparation of Annual Operating Plan. The Owner has approved the Operating Plan for the Properties for the partial calendar year ending December 31, 1998. No later than November 15th of each calendar year, Property Manager shall prepare and deliver to Owner the Operating Plan for the Properties for the following year for review, comment and approval by Owner. Following receipt of the Operating Plan, Owner shall respond promptly, indicating its approval or changes to be made in all or any of the plans incorporated into the Operating Plan. If Owner fails to disapprove or provide written comments to the Operating Plan within twenty (20) days after its submission by Property Manager, the Operating Plan shall be deemed approved by Owner in all respects. Property Manager shall adopt and incorporate any changes required by Owner into the plan and forward copies of the final Operating Plan to Owner within twenty (20) days after receipt of Owner's comments. The Operating Plan shall constitute a standard to which Property Manager shall adhere in the operation of each of the Properties. Property Manager shall not expend funds in any calendar year in excess of the budgeted line item amounts in the Operating Plan without Owner's prior written approval; provided that notwithstanding the foregoing, with respect to each Property and without the consent of the Owner, Property Manager shall have the right, in its reasonable discretion, (i) to expend up to five percent (5%) more than the amount budgeted for the aggregate operating expense categories (exclusive of capital expenditure or capital items) for such Property for a fiscal year, (ii) to expend up to ten percent (10%) more than the amount budgeted for a capital expenditure budget line item for such Property for a fiscal year, and (iii) to expend up to $10,000 on any single unbudgeted operating expense including, without limitation, the purchase or acquisition of any property or the execution of a contract obligating the Property Manager in relation to any Property for such amount, not to exceed a maximum of $25,000 in the aggregate for each Property for any fiscal year.

         SECTION 3.3 Leasing of Properties. Property Manager shall use diligent, good faith efforts to lease the Properties as expeditiously as possible, and to keep the Properties leased to suitable tenants pursuant to the Operating Plan. All inquiries for any lease(s) or renewals(s) for the leasing of a Property shall be referred to Property Manager and all negotiations connected therewith shall be conducted by or under the direction of Property Manager subject to the terms of this Agreement and the leasing guidelines included in the Operating Plan. Property Manager may make non-material changes to the Standard Lease Form without Owner's approval. Property Manager is authorized to execute, deliver and renew leases on behalf of Owner.

         SECTION 3.4 Employment of Personnel. On the basis of the Operating Plan, Property Manager shall provide, investigate, hire, train, pay (subject to reimbursement as provided in Section 4.2), supervise and discharge the personnel necessary to be employed in order to manage and lease the Properties. Such personnel shall in every instance be deemed employees of Property Manager and not of Owner. Subject to reimbursement as provided in Section 4.2 below, Property Manager shall have full and exclusive responsibility and liability for withholding and payment of all federal, state and local payroll taxes and for contributions for unemployment insurance, and other benefits imposed or assessed under any provision of law or by regulation, and which are measured by salaries, wages or other remuneration paid or payable by Property Manager to its employees engaged in any work in connection with this Agreement or indicated herein. Property Manager shall execute and file all returns and other instruments required by any federal, state or local law or regulation

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with respect to such salaries, wages or other remuneration. The Property Manager shall carry workers' compensation and employer's liability insurance at limits no less than the statutory requirements where required to do so by law. The Property Manager shall comply with all federal, state and local laws and regulations applicable to any employees, including without limitation, minimum wage laws. The Property Manager shall provide a fidelity bond, at Owner's expense, for its employees in an amount equal to at least three times the Monthly Gross Collections. Such bond or insurance may be on a blanket form covering the employees and all other personnel or employees of the Property Manager.

         SECTION 3.5 Service Contracts. On the basis of the Operating Plan, Property Manager shall execute in the applicable Property's name and on behalf of Owner, contracts for water, electricity, gas, fuel, oil, landscape maintenance, security services, pool maintenance, cleaning, apartment locator services, washer and dryer rental, copier rental, cable TV, sign service, vending, telephone, vermin extermination, trash removal and other necessary or appropriate services. Any of the foregoing contracts which are entered into in arms length transactions on the basis of the Operating Plan at then current market rates and on competitive terms and which are cancelable by Owner, or by Property Manager on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty shall not require Owner's prior approval. Property Manager shall, on behalf of the Owner, place orders for such equipment, tools, appliances, materials and supplies as are necessary to properly manage and lease the Properties. Property Manager shall include a provision in all such contracts requiring that the contractor carry workmen's compensation insurance in accordance with the laws of the state in which the Properties are located and employer's liability insurance applicable to and covering all persons engaged in the performance of work hereunder, and Property Manager shall require that any such contractor furnish Property Manager with certificates showing such insurance to be in force.

         SECTION 3.6 Maintenance and Repair of Property. Property Manager shall, subject to the parameters of the Operating Budget and Section 3.2 hereof, maintain the buildings, appurtenances and grounds of each of the Properties in substantial compliance with all Legal Requirements and in substantial accordance with standards prescribed by Owner, including, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be desirable. Property Manager may make, outside of the Operating Budget, emergency repairs necessary for the preservation and safety of a Property or the avoidance or the suspension of any service to a Property or the protecting of life or property from serious injury or damage provided that Property Manager confers promptly with Owner regarding every such expenditure and furnishes a complete written report as soon as possible.

         SECTION 3.7 Collection of Monies. On behalf of Owner, Property Manager shall collect all rent and other charges due from residents, applicants and others.

         SECTION 3.8 Enforcement of Collections. On behalf of Owner, Property Manager shall request, demand, collect, receive and provide receipts for all rental and other income of the Properties and, whenever it appears appropriate to do so, shall institute legal proceedings for the collection thereof and the dispossession and/or termination of a Resident's rights of possession or a contracting party's contractual agreement.

         SECTION 3.9 Property Account. Property Manager , on behalf of Owner, shall promptly deposit all Monthly Gross Collections from each Property in a single interest-bearing bank account in Owner's name at a federally-insured banking institution (such account hereinafter referred to as the "Property Account") in a manner to indicate the custodial nature thereof, such account to be the same account as referenced in the Other Agreement as the "Property Account". The funds in the Property Account shall not be commingled with any funds of Property Manager. The Property Account shall be used to pay for all obligations and expenditures necessarily incurred for and on account of the Owner in the management and operation of the Property in accordance with the Operating Plan and Section 3.2, including without limitation, insurance premiums, taxes, supplies, repairs, maintenance, mortgage payments, if any, improvements and such other expenses and obligations as have been provided for in this Agreement or the Operating Plan. All disbursements of funds shall be substantiated by appropriate records and accounting procedures. Owner shall be responsible for providing funds or causing funds to be provided necessary for the Property Account to meet,


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on a timely basis, the cash requirements for the proper operation of the
Properties. Property Manager, from time to time as directed by Owner, shall (i) remit to Owner all cash in the Property Account and (ii) deliver to Owner true and correct copies of all records relating to the Property Account (all of which records are acknowledged to be Owner's property). Property Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums, except out of funds held in any account maintained under this Section 3.9, nor shall Property Manager be obligated to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge thereof will be provided.

         SECTION 3.10 Property Manager Disbursements. Property Manager shall pay the following items to the extent of Monthly Gross Collections collected from the Properties: (a) all expenses incurred through operating, renting, servicing, maintaining or repairing the Properties, including, without limitation, expenses for all services rendered by professionals, such as attorneys, accountants, engineers, architects, collection agents and tax advisors, and such other expenses as may be authorized by Owner, (b) provided that Owner provides Property Manager with all necessary or appropriate information and documents, all sums due to lenders on loans secured by or otherwise affecting the Properties, including amounts due for interest, amortization of principal and allocation to reserves or escrow funds; and (c) all real and personal property taxes and other taxes or assessments levied and assessed against the Properties. If at any time the funds in the Property Account are sufficient to pay all the expenses which Property Manager is required or permitted to pay pursuant to this Agreement, Property Manager shall give Owner notice of the need for additional funds and, in the event that Owner fails to furnish sufficient funds to pay for the foregoing: (i) Property Manager shall apply the funds available to satisfy outstanding liabilities, costs and expenses according to such priority as Owner directs; (ii) Property Manager shall have no liability whatsoever for any consequences arising from such failure by Owner; and (iii) Owner hereby indemnifies Property Manager and agrees to save Property Manager harmless from any and all claims or actions by third parties and all liability, cost and expense arising from failure to make any expenditures or from inability to draw checks or from the failure or refusal of any entity upon which a check is drawn to honor same by reason of the failure of Owner to provide sufficient funds in response to such notice.

         SECTION 3.11 Records. Property Manager shall maintain at its principal office a system of office records, books and accounts relating to each Property. Owner and other parties designated by the Owner shall have at all reasonable times during Property Manager's normal business hours, upon prior notice, access to such records, accounts and books and to all vouchers, files and all other materials pertaining to the Properties and this Agreement.

         SECTION 3.12 Reporting. Not later than fifteen (15) days after the end of each month, Property Manager shall deliver to Owner the reports required by
Section 6.3(c) of the Amended and Restated Limited Liability Company Agreement of the Owner, including, without limitation, the following: (1) an operating statement showing variance from the Operating Plan for each Property, (2) with respect to each Property, an operating statement, a budget variance analysis with explanations, a capital expenditure schedule, an occupancy report and an analysis of marketing and leasing activities, (3) the reports required by any lenders with respect to the Properties, and (4) such other reports that the Owner or any member of Owner may reasonably request.

         SECTION 3.13 Returns Required by Law. Property Manager shall execute and file punctually when due all forms, reports and returns required by law relating to the employment of personnel and to the management or operation of the Properties.

         SECTION 3.14 Compliance with Legal Requirements. Property Manager shall take such actions as may be necessary to substantially comply with any and all Legal Requirements, subject to the limitations contained in this Section. Property Manager, however, shall not be required to take any such action as long as Owner is contesting, or has affirmed its intention to contest and promptly institutes proceedings contesting any such order or requirement, except that, if failure to comply promptly with any such order or requirement would or might expose Owner, Property Manager or any of Property Manager's employees or agents to

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criminal liability, Property Manager shall cause the same to be complied with without first obtaining Owner's approval. Property Manager shall promptly, and in no event later than forty-eight (48) hours from the time of their receipt, forward to Owner copies of all such orders and notices of Legal Requirements.

         SECTION 3.15 Services to Residents. In connection with its management and leasing of the Properties, Manager shall provide or arrange for supplying to the Residents of the Properties (i) the utilities and other services stipulated in the leases, (ii) such other services as Owner may approve or specify in writing, and (iii) the services contemplated and/or specifically prescribed in the Operating Plan.

         SECTION 3.16 Claims. Property Manager shall advise Owner promptly of the service upon Property Manager of any summons, subpoena, citation, claim or other legal process which either (i) is served or purports to be served on Owner, or (ii) relates in any way to a Property (whether by leasing, operation, management, maintenance or otherwise).

         SECTION 3.17 Rules and Regulations. Property Manager shall adopt and from time to time modify the Rules and Regulations which are intended to govern the day-to-day activities of the residents of the Properties, such Rules and Regulations to be in accordance with Property Manager's policies and procedures manual, the current version of which Owner acknowledges has been received and approved by Owner. Property Manager shall deliver to Owner on a monthly basis a copy of any changes made during such month to the Rules and Regulations.

         SECTION 3.18 Legal Counsel. For matters in the ordinary course of business and within the Operating Budget, Property Manager shall employ, at Owner's cost, legal counsel of Property Manager's choosing, for any of the foregoing in order to protect and represent the Owner's interest therein. For matters other than in the ordinary course of business, Property Manager shall inform Owner thereof and shall conform to the Owner's desired course of action and shall utilize the attorney selected by Owner.

         SECTION 3.19 Notices to Owner. Property Manager shall notify the Owner within forty-eight (48) hours of receipt (which notice shall include copies of supporting documentation) of: (i) any notice of violation of any Legal Requirements; any material defect in any Property; (ii) any fire or other material casualty loss to any Property; (iii) any condemnation action, rezoning or other governmental order or action (or any threat of any thereof) and (iv) any tax assessment notices.

         SECTION 3.20 Property Manager's Affiliates and Subsidiaries. In performing work at the Properties, Property Manager may, from time to time, deal with certain of its affiliated or subsidiary organizations as independent contractors. The amounts payable to any such related entity shall not be greater than would have been paid under an arms-length contract with a non-related entity provided that such amounts shall be within the Operating Budget. Property Manager shall include in its monthly report to Owner a list of all contracts with such affiliated or subsidiary entities and amounts paid to such affiliates or subsidiaries.

         SECTION 3.21 Use and Maintenance of Premises. Property Manager agrees not to knowingly permit the use of the Properties for any purpose which might void any policy of insurance held by Owner or which might render any loss thereunder uncollectible or serve as a defense to a claim brought thereunder, or which would be in violation of any Legal Requirement including, but not limited to, violation of any environmental laws, and Property Manager shall routinely monitor each Property for such violations.

         SECTION 3.22 Employee Discounts. To the extent set forth in the Operating Plan, Property Manager may implement its internal policy to provide monetary discounts for accommodations to its employees to live on-site.

         SECTION 3.23 Licenses and Permits. The Property Manager shall obtain and maintain in full force and effect, at Owner's cost, any and all licenses or permits required for the Property Manager lawfully to perform fully its obligations under this Agreement and shall obtain on Owner's behalf or assist Owner in
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obtaining, any and all licenses or permits required for the maintenance, operation and use of the Properties as contemplated herein.

         SECTION 3.24 Year 2000 Compliance. Property Manager shall use its commercially reasonable efforts to be Year 2000 Compliant. As used in this section, the term "Year 2000 Compliant" shall mean that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of Property Manager (collectively the "systems") will (i) properly perform date sensitive functions before, during and after the year 2000; (ii) accurately perform leap year calculations; and
(iii) will not cause any other information technology to fail or generate errors related to any such dates.

                                    ARTICLE 4
                 COMPENSATION/REIMBURSEMENT TO PROPERTY MANAGER

         SECTION 4.1 Monthly Management Fee. Owner agrees to pay to Property Manager a fee (the "Monthly Management Fee") computed and payable monthly in arrears in an amount equal to three and one-half percent (3.50%)of Monthly Gross Collections from each Property. The Monthly Management Fee and the Construction Management Fee (hereinafter defined) shall be the sole and exclusive compensation for the Property Manager under this Agreement; provided that the payment of such fee will not affect Owner's obligation to pay any fees due to Property Manager under the Other Agreement.. The Monthly Management Fee for a given month shall be paid to the Property Manager by the 20th day of the month following the month in which it accrued provided that the Owner shall have received a calculation of the Monthly Gross Collections by the 15th day of such month. If the Monthly Gross Collections are not sufficient to pay all or any portion of the Monthly Management Fee, Owner shall pay the Property Manager the unpaid amount of such Monthly Management Fee within ten (10) days of receipt of the Property Manager's statement therefor.

         SECTION 4.2 Reimbursable Expenses. Everything done by Property Manager under the provisions of ARTICLE 3, and all obligations or expenses incurred hereunder shall be for the account of, on behalf of and at the expense of Owner, and Property Manager shall be entitled to reimbursement for costs and expenses incurred in connection therewith in accordance with Sections 3.4, 3.9 and 3.10 and subject to the Operating Plans or other written approval of Owner. Additionally, the costs of gross salaries, including payroll taxes, insurance, worker's compensation, and other employee benefits of the on-site or off-site Property Manager and employees of Property Manager shall be reimbursed to Property Manager at then current market rates. To the extent provided in the Operating Plan, Property Manager shall be reimbursed for incentive compensation paid to key management and leasing staff. Additionally, overhead costs for security (both equipment and personnel) at each Property, training of employees of Property Manager and landscaping expenses shall be reimbursed to Manager to the extent provided in the Operating Plan. The above notwithstanding, Owner shall not be obligated to reimburse Manager for any obligations or expenses resulting from the gross negligence, fraud or willful misconduct of Property Manager, nor for the failure of Property Manager to perform its material obligations and duties under this Agreement. This section shall be inapplicable to the extent that Property Manager receives 100% of its reimbursable expenses under and pursuant to the Other Agreement.

         SECTION 4.3 Construction Management Fee. In addition to the Property Management Fee set forth in Section 4.1 above, if any improvements, repairs or replacements are made to a Property from time to time during the term of this Agreement which cost, in the aggregate, in excess of $20,000.00 (not annually but as to such specific improvements, repairs or replacements), Owner shall pay Property Manager a Construction Management Fee in connection therewith in an amount equal to ten percent (10%) of the total cost of such improvements, repairs or replacements within ten (10) days after such have been substantially completed. Any contracts or agreements entered into by Property Manager for such improvements, replacements or repairs shall be upon commercially reasonable terms and at then current market rates and must be included within the Operating Plan or otherwise approved in writing by Owner unless such improvements, replacements or repairs are performed by Property Manager under the variances from the Operating Plan allowed under Section 3.2 above.


                                    ARTICLE 5
                               OWNER'S OBLIGATIONS

         Owner hereby covenants and agrees as follows:

         SECTION 5.1 Obligation to Fund. If, for any respective month, funds in the Property Account are not sufficient to cover expenses specified in the approved Operating Plan or to be disbursed pursuant to Section 3.10 or Section
4.1 or 4.2, or those which have been approved in writing by Owner, Owner shall, within ten (10) days after receipt of written notice from Property Manager of the amount of the estimated insufficiency, deposit in the applicable Project Account an amount equal to such estimated shortfall. Manager shall have no liability whatsoever to fund the deficiency.

         SECTION 5.2 Insurance. Owner shall cause to be placed and kept in force, at Owner's expense, for each of the Properties:

               5.2.1 Such Fire and Extended Coverage Insurance for the improvements constituting each of the Properties as Owner may desire.

               5.2.2 Rental Interruption Insurance for a period of not less than twelve (12) months.

               5.2.3 Comprehensive General Liability Insurance on an occurrence basis in an amount of not less than $5,000,000.00, combined single limit, naming Property Manager as an additional insured.

               5.2.4 Such Boiler and Machinery Insurance, as Owner may desire.

         SECTION 5.3 Waiver of Subrogation. Owner hereby releases Property Manager, its agents, contractors and employees, from any and all liability and responsibility to Owner or anyone claiming by, through or under Owner by way of subrogation or otherwise, for any loss covered by the Owner's property insurance, REGARDLESS OF THE FAULT OR NEGLIGENCE OF PROPERTY MANAGER OR OF ITS AGENTS, CONTRACTORS OR EMPLOYEES.

                                    ARTICLE 6
                                 INDEMNIFICATION

         SECTION 6.1 Indemnification. Owner agrees to hold Property Manager harmless from and to defend Property Manager against all costs, claims, disputes, litigation and judgments arising from (i) any incorrect information supplied by Owner, unless such information or representation was made as a result of information provided Owner by Property Manager, or (ii) any material fact known by Owner concerning a Property which Owner fails to disclose to Property Manager. Property Manager agrees to hold Owner and Owner's agents harmless from all costs, claims, disputes, litigation or judgments arising from
(i) any incorrect information or material representation made by Property Manager unless such information or representation was made as a result of information provided Property Manager by Owner, or (ii) any material fact known by Property Manager concerning a Property which Property Manager fails to disclose to Owner. Both parties hereto hereby agree to indemnify, defend and hold the other harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs, sustained and incurred by or asserted against the other party by reason of or arising out of either party's breach of or failure to properly perform the duties and obligations required by this Agreement to be performed by it, subject, however to Section 5.3 above. Owner further agrees to release and save Property Manager harmless from all damage suits in connection with the management of the Property and from liability for injuries suffered by any employee of Owner or other person whomsoever WHETHER SUCH DAMAGE SUITS OR LIABILITY ARISES OUT OF THE SOLE OR JOINT NEGLIGENCE OF PROPERTY MANAGER OR ITS AGENTS, CONTRACTORS OR EMPLOYEES, but not with respect to any damage suits or liability resulting in whole or in part from the gross negligence, fraud or willful misconduct of Property Manager.

                                    ARTICLE 7
                             DEFAULT AND TERMINATION

         SECTION 7.1 Default and Termination - For Cause. If either party shall default in the performance of any of its obligations hereunder, and such default shall continue for fifteen (15) days after written notice from the other party designating such default, or either party shall make any assignment for the benefit of creditors or there shall be filed by or against either party any petition for adjudication as a bankrupt or for reorganization, or an arrangement, or for any relief under other debtor relief laws, the other party may terminate this Agreement by written notice at any time thereafter while such default or other events shall be continuing and thereupon this Agreement shall forthwith terminate. If termination shall occur through default of Owner, Property Manager as its sole and exclusive remedy, shall be paid, as compensation, its fees and reimbursable expenses hereunder accrued through the date of such termination. Termination of this Agreement because of Owner's default shall release Property Manager from liability for failure to perform any of the duties or obligations of Property Manager as expressed herein and required to be performed after such termination except for the duties and obligations to deliver to Owner all funds in the Property Account, all records and documents relating to the Properties and all other property of Owner and any other obligation or duty (including, without limitation, those set out in Section 7.3) which this Agreement provides is to be performed after termination.

         SECTION 7.2 Termination - Without Cause. Notwithstanding anything contained in Section 7.1, this Agreement shall terminate without liability to the terminating party for or on account of such termination.

                   (a) At the election of Owner on the date that is thirty (30) days after Owner provides written notice of termination to Property Manager; or

                   (b) At the election of Property Manager, on the date that is sixty (60) days after Property Manager provides written notice of termination to Owner; or

                   (c) As to a particular Property only, upon the sale, assignment, transfer or other disposition, whether by voluntary or involuntary transfer, or the substantial condemnation of such Property, upon thirty (30) days prior written notice; or.

                   (d) On the date that Camden Subsidiary Inc. or another wholly-owned subsidiary of Camden Property Trust ceases to be a member of Owner.

Except as provided in subsection (c), if this Agreement is terminated pursuant to this Section 7.2, such termination shall be effective as to all Properties and this Agreement shall terminate in its entirety. If this Agreement is terminated with respect to only a particular Property pursuant to subsection
(c), it shall continue in full force and effect with respect to all other Properties. Upon termination pursuant to Section 7.2, Property Manager shall be paid its fees and reimbursable expenses hereunder accrued through the date of such termination within ten (10) days thereafter (subject, however, to offset for any amounts owed by Property Manager to Owner).

         SECTION 7.3 Duties Upon Termination. Upon any termination, Property Manager shall forthwith (a) surrender and deliver up to Owner the Properties (or applicable Property pursuant to Section 7.2(c)) and all rents and income of the Properties and other monies of Owner on hand and in the Property

Account, (b) deliver to Owner as received any monies due Owner under this Agreement but received after such termination, (c) deliver to Owner all leases, receipts of deposits, materials and supplies, keys and documents, and such other accountings, papers and records pertaining to such Property or this Agreement,
(d) assign such existing contracts relating to the operations and maintenance of the Property as Owner shall require, provided Owner shall agree to assume and indemnify Property Manager for all liability thereunder occurring after the termination of this Agreement; and (e) vacate any occupied space and cause all spaces occupied by employees or affiliates of Property Manager at or below standard rental rates to be vacated. Within thirty (30) days after such termination, Property Manager shall deliver to Owner the written report required by Section 3.12 for any period not covered by such a report at time of termination, and within thirty (30) days after any such termination, Property Manager shall deliver to Owner as required by Section 3.12 the profit and loss statement for the calendar year or portion thereof ending on the day of termination and the balance sheet of each Property as of the date of termination. No termination of this Agreement shall release either party from any obligations that, by their express terms, continue beyond the term or termination of this Agreement, including, without limitation, indemnity obligations.

                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.1 Entire Agreement. This Agreement, together with any agreements executed in connection herewith, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement or such other agreements, if any, shall affect, or be effective to interpret, change or restrict the express provisions of this Agreement.

         SECTION 8.2 Heading. The article and section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         SECTION 8.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND THE LAWS OF THE STATE OF NEVADA, AND THE PARTIES HERETO MAY COMMENCE LITIGATION IN ANY COURT SITUATED IN THAT JURISDICTION.

         SECTION 8.4 Attorney's Fees. In the event of any dispute arising out of or concerning the terms hereof, the prevailing party in such dispute shall be entitled to recover its reasonable attorney's fees, court costs and expenses, whether at the trial or appellate level or otherwise.

         SECTION 8.5 Third Party Beneficiaries. Any provision herein to the contrary notwithstanding, it is agreed that none of the provisions of this Agreement shall be for the benefit of or enforceable by any party other than the parties to this Agreement.

         SECTION 8.6 Assignment. Property Manager shall not assign any of its rights or obligations under this Agreement without the prior written consent of Owner; provided, however, that Property Manager may assign it rights duties and obligations hereunder to an affiliate of Property Manager engaged in a similar business as Property Manager provided written notice thereof is given to Owner concurrently with such assignment. Subject to the immediately preceding sentence, this Agreement and all of its terms and provisions shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         SECTION 8.7 Notices. All notices, approvals and other communications required or permitted to be delivered hereunder must be in writing and may be sent by a recognized private courier company, by United States mail, registered or certified, return receipt requested, postage prepaid, or by personal delivery or by facsimile provided that the sending facsimile machine generates a confirmation of receipt, and must be delivered or addressed to Owner or Property Manager, as the case may be, at the following addresses:

         If to Owner:                Sierra-Nevada Multifamily Investments, Inc.
                                     c/o Camden Property Trust
                                     3200 Southwest Freeway, Suite 1500
                                     Houston, Texas 77027
                                     Attn: Richard J. Campo
                                     Telecopy: 713.621.7374


         With Copy to:               TMT-Nevada, LLC
                                     c/o Schroder Real Estate Associates
                                     437 Madison Avenue
                                     New York, New York 10022
                                     Attn: Norman L. Pack
                                     Telecopy: 212.644.2790

         If to Property Manager:     Camden Development, Inc.
                                     c/o Camden Property Trust
                                     3200 Southwest Freeway, Suite 1500
                                     Houston, Texas 77027
                                     Attn: Richard J. Campo
                                     Telecopy: 713.621.7374

Either party may change its address by notice to the other party. Such notices, approvals and other communications shall be deemed delivered to the respective party upon receipt or refusal to accept delivery (such refusal being evidenced by the U.S. Postal Services return receipt or similar advice from the courier company) or, if sent by facsimile, upon receipt. Any such notice, approval or other communication shall also be deemed to be delivered to the addressee if (i) personal delivery is attempted at the addressee's specified address on a business day between the hours of 9:00 a.m. and 5:00 p.m., Houston Texas time,
(ii) no one is present at such address to accept the delivery and (iii) it is left in a prominent place (e.g., on a receptionist's desk or taped to a front door).

         SECTION 8.8 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         SECTION 8.9 Performance. Time is of the essence in the performance of all duties, covenants and obligations hereunder.

         SECTION 8.10 Exhibits. All Exhibits to this Agreement which are attached hereto are incorporated herein by reference.

         SECTION 8.11 Relationship of Owner and Property Manager. Property Manager is an independent contractor of Owner. This Agreement shall not be construed as to create any type of partnership or other relationship between Owner and Property Manager.

         SECTION 8.12 Signs. Property Manager, at Property Manager's expense, may display dignified, attractive and appropriate signs in and upon the Property announcing that it is under Property Manager's management; provided that Property Manager must first obtain Owner's approval of all such signs, such approval not to be unreasonably withheld, conditioned or delayed.

         SECTION 8.13 Other Endeavors. Owner expressly acknowledges and agrees that Property Manager and/or certain of its affiliates, and each of their directors, officers, employees, agents or representatives (collectively "Property Manager Parties") are currently or may in the future be engaged in the business of managing properties similar to the Properties. Property Manager and any Property Manager Party may have business interests and shall be entitled to engage in business activities in addition to those relating to the management of the Properties provided that Property Manager shall not enter into any management agreement for Properties of a similar nature as the Properties which are in direct competition with the Properties except as expressly approved by Owner in writing.

         SECTION 8.14 Equal Opportunity. The Property Manager is an equal opportunity non-discriminatory employer. The Property Manager and owner each mutually agree that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, or national origin in leasing, transferring, use, servicing, maintenance, repair, occupancy, tenure or enjoyment of any Property, no shall owner or Property Manager permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of Residents.

         SECTION 8.15 EFFECT. This Agreement is a "stand alone " agreement and does not in any way or manner affect, alter, amend or modify the terms of the Other Agreement and Owner's and Property Manager's rights, duties, liabilities or obligations thereunder

         EXECUTED as of the date and year first above written.

                              OWNER:

                              SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC


                              BY:/s/ G. Steven Dawson
                                 -----------------------------------------------
                              Name: G. Steven Dawson
                              Title: Sr. Vice President and Chief Financial
                                     Officer


                              PROPERTY MANAGER:

                              CAMDEN DEVELOPMENT, INC.


                              BY:/s/ G. Steven Dawson
                                 -----------------------------------------------
                              Name: G. Steven Dawson
                              Title: Sr. Vice President and Chief Financial
                                     Officer